FocusShares Trust
210 Summit Avenue
Suite C-11
Montvale, New Jersey 07645
AUTHORIZED PARTICIPANT AGREEMENT
This Authorized Participant Agreement (the “Agreement”) is entered into by and between Foreside Fund Services, LLC (the “Distributor”) and                      (the “Participant”) and is subject to acceptance by JPMorgan Chase Bank, N.A. as index receipt agent for FocusShares Trust (the “Index Receipt Agent”).
The Index Receipt Agent serves as the Index Receipt Agent for FocusShares Trust (the “Trust”) and all of its designated series (each a “Fund” and collectively, the “Funds”), and is an Index Receipt Agent as that term is defined in the rules of the National Securities Clearing Corporation (“NSCC”). The Distributor provides services as principal underwriter of the Funds acting on an agency basis in connection with the sale and distribution of the class of shares issued by the Funds known as “ETF Shares.”
The process by which an investor purchases and redeems ETF Shares from a Fund is described in detail in the Trust’s ETF Shares Prospectus and the Statement of Additional Information incorporated therein (the “Prospectus”) that comprise part of the Trust’s registration statement, as amended, on Form N-1A (No.                    ) and the Authorized Participant Procedures Handbook (“AP Handbook”)(hereinafter collectively, “ETF Documents”). The discussion of the purchase and redemption process in this Agreement is modified as necessary by reference to the more complete discussions in the ETF Documents. References to the ETF Documents are to the then current Prospectus and AP Handbook as each may be supplemented or amended from time to time. Capitalized terms not otherwise defined herein are used herein as defined in the ETF Documents. In the event of a conflict between the Prospectus and AP Handbook, the Prospectus shall control. Each party to this Agreement agrees to comply with the provisions of the ETF Documents to the extent applicable to it.
The ETF Shares of a Fund may be purchased or redeemed directly from the Fund only in aggregations of a specified number, known as a “Creation Unit.” The number of ETF Shares presently constituting a Creation Unit of each Fund is set forth in Annex I. Creation Units of ETF Shares may be purchased only by or through an entity that is a participant in The Depository Trust Company (“DTC”) or a broker-dealer or other participant in the Continuous Net Settlement (the “CNS”) System of NSCC and that has entered into an Authorized Participant Agreement with the Distributor. The Participant agrees to be bound by the terms of such instructions issued by the Index Receipt Agent and reported to the NSCC as though such instructions were issued by the Participant directly.
To purchase a Creation Unit, an authorized DTC participant or CNS participant, whether acting for its own account or on behalf of another party, generally must deliver to the Fund a designated basket of equity securities (the “Deposit Securities”) and an amount of cash computed as described in the Prospectus (the “Balancing Amount”), plus a purchase transaction fee as described in the ETF Documents (the “Transaction Fee”). The Deposit Securities and the Balancing Amount together constitute the “Portfolio Deposit.” The Balancing Amount and the Transaction Fee are referred to collectively as the “Cash Component.” The amount of such purchase transaction fee shall be determined by the Trust or investment adviser to the Trust in its sole discretion and may be changed from time to time.
This Agreement is intended to set forth the procedures by which the Participant may purchase and/or redeem Creation Units of ETF Shares (i) through the CNS clearing processes of NSCC as such processes have been enhanced to effect purchases and redemptions of Creation Units, such processes being referred to herein as the “Clearing Process,” or (ii) outside the Clearing Process. The procedures for processing an order to purchase ETF Shares (a “Purchase Order”) and an order to redeem ETF Shares (a “Redemption Order”) are described in the Fund’s ETF Documents and in Annex II to this Agreement. All Purchase and Redemption Orders must be made pursuant to the procedures set forth in Annex II.

The Participant may not cancel a Purchase Order or a Redemption Order after it is placed.
The parties hereto, in consideration of the premises and of the mutual agreements contained herein, agree as follows:
1. STATUS OF PARTICIPANT
(a) The Participant hereby represents, covenants, and warrants that it is and will continue to be a participant in DTC (“DTC Participant”) so long as this Agreement is in full force and effect and that, with respect to Purchase Orders or Redemption Orders of Creation Units of ETF Shares of any Fund placed through the Clearing Process, it is and will continue to be a member of NSCC and a participant in the CNS System of NSCC so long as this Agreement is in full force and effect. The Participant may place Purchase Orders or Redemption Orders for Creation Units either through the Clearing Process or outside the Clearing Process, subject to the procedures for purchase and redemption referred to in paragraph 2 and Annex II of this Agreement. If a Participant loses its status as a DTC Participant or NSCC member, or its eligibility to participate in the CNS System, this Agreement will automatically terminate and Participant shall promptly notify the Distributor in writing of the change in status or eligibility.
(b) The Participant hereby represents and warrants that it is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended, is qualified to act as a broker or dealer in the states or other jurisdictions where it transacts business, and is a member in good standing of the National Association of Securities Dealers, Inc. (the “NASD”). The Participant agrees that it will maintain such registrations, qualifications, and membership in good standing and in full force and effect throughout the term of this Agreement. The Participant agrees to comply with all applicable federal laws, the laws of the states or other jurisdictions concerned, and the rules and regulations promulgated thereunder, and with the Constitution, By-Laws and Conduct Rules of the NASD, and that it will not offer or sell ETF Shares of any Fund in any state or jurisdiction where such shares may not lawfully be offered and/or sold.

(c) If the Participant is offering and selling ETF Shares of any Fund in jurisdictions outside the several states, territories and possessions of the United States and is not otherwise required to be registered or qualified as a broker or dealer, or to be a member of the NASD, as set forth above, the Participant nevertheless agrees to observe the applicable laws of the jurisdiction in which such offer and/or sale is made, to comply with the full disclosure requirements of the Securities Act of 1933 as amended (the “1933 Act”) and the regulations promulgated thereunder, and to conduct its business in accordance with the spirit of the NASD Conduct Rules.
(d) The Participant understands and acknowledges that the proposed method by which Creation Units of ETF Shares will be created and traded may raise certain issues under applicable securities laws. For example, because new Creation Units of ETF Shares may be issued and sold by the Fund on an ongoing basis, at any point a “distribution,” as such term is used in the 1933 Act, may occur. The Participant understands and acknowledges that some activities on its part, depending on the circumstances, may result in its being deemed a participant in the distribution in a manner that could render it a statutory underwriter and subject it to the prospectus delivery and liability provisions of the 1933 Act. (A fuller discussion of these risks appears in the Prospectus.) Whether a person is an underwriter depends upon all of the facts and circumstances pertaining to that person’s activities, and you should consult legal counsel if you are uncertain of your status. Neither the Distributor nor the Index Receipt Agent will indemnify the Participant for any violations of the federal securities laws committed by the Participant.
2. EXECUTION OF PURCHASE AND REDEMPTION ORDERS
(a) All Purchase Orders and Redemption Orders shall be made in accordance with the terms of the ETF Documents and the procedures described in Annex II to this Agreement. Each party hereto agrees to comply with the provisions of such documents to the extent applicable to it. It is contemplated that the phone lines used by the ETF Shares’ telephone representatives, which include representatives of the Distributor, Index Receipt Agent or the Trust and any affiliates thereof, will be recorded, and the Participant hereby consents to the recording of all calls with these representatives. The Funds reserve the right to issue additional or other procedures relating to the manner of purchasing or redeeming Creation Units, and the Participant agrees to comply with such procedures as may be issued from time to time, including but not limited to the

ETF Shares cash collateral settlement procedures that are referenced in Annex II to this Agreement. The Participant acknowledges and agrees on behalf of itself and any party for which it is acting that acceptance of a Purchase Order or Redemption Order shall be irrevocable, and that the Funds (or the Distributor on behalf of the Funds) reserve the right to reject any Purchase Order until the trade is properly released as described in Annex II. The Participant agrees that the Distributor has and reserves the right, in its sole discretion without notice, to reject a Purchase Order or Redemption Order or suspend sales of ETF Shares, at anytime.
(b) With respect to any Redemption Order, the Participant acknowledges and agrees on behalf of itself and any party for which it is acting to return to a Fund any dividend, distribution, or other corporate action paid to it or to the party for which it is acting in respect of any Deposit Security that is transferred to the Participant or any party for which it is acting that, based on the valuation of such Deposit Security at the time of transfer, should have been paid to the Fund. With respect to any Redemption Order, the Participant also acknowledges and agrees on behalf of itself and any party for which it is acting that a Fund is entitled to reduce the amount of money or other proceeds due to the Participant or any party for which it is acting by an amount equal to any dividend, distribution, or other corporate action to be paid to it or to the party for which it is acting in respect of any Deposit Security that is transferred to the Participant or any party for which it is acting that, based on the valuation of such Deposit Security at the time of transfer, should be paid to the Fund. With respect to any Purchase Order, each Fund acknowledges and agrees to return to the Participant or any party for which it is acting any dividend, distribution, or other corporate action paid to the Fund in respect of any Deposit Security that is transferred to the Fund that, based on the valuation of such Deposit Security at the time of transfer, should have been paid to the Participant or any party for which it is acting.
(c) When making a Redemption Order, the Participant understands and agrees that in the event Shares are not transferred to the Fund, such Redemption Order may be rejected by the Fund and the Participant will be solely responsible for all costs and losses and fees incurred by the Fund, the Index Receipt Agent or the Distributor related to such rejected Redemption Order.
3. AUTHORIZATION OF INDEX RECEIPT AGENT
With respect to Purchase Orders or Redemption Orders processed through the Clearing Process, the Participant hereby authorizes the Index Receipt Agent to transmit to the NSCC on behalf of the Participant such instructions, including amounts of the Deposit Securities and Cash Components as are necessary, consistent with the instructions issued by the Participant to the ETF Shares telephone representative. The Participant agrees to be bound by the terms of such instructions issued by the Index Receipt Agent and reported to NSCC as though such instructions were issued by the Participant directly to NSCC.
4. MARKETING MATERIALS AND REPRESENTATIONS.
The Participant represents, warrants, and agrees that it will not make any representations concerning ETF Shares other than those contained in the Funds’ then current Prospectus or in any promotional materials or sales literature furnished to the Participant by the Distributor. The Participant agrees not to furnish or cause to be furnished to any person or display or publish any information or materials relating to ETF Shares (including, without limitation, promotional materials and sales literature, advertisements, press releases, announcements, statements, posters, signs, or other similar materials), except such information and materials as may be furnished to the Participant by the Distributor and such other information and materials as may be approved in writing by the Distributor. The Participant understands that the Fund will not be advertised or marketed as an open-end investment company, i.e., as a mutual fund, and that any advertising materials will prominently disclose that the ETF Shares are not individually redeemable. In addition, the Participant understands that any advertising material that addresses redemption of ETF Shares will disclose that ETF Shares may be tendered for redemption to the issuing Fund in Creation Unit aggregations only. Notwithstanding the foregoing, the Participant may without the written approval of the Distributor prepare and circulate in the regular course of its business research reports that include information, opinions, or recommendations relating to ETF Shares (i) for public dissemination, provided that such research reports compare the relative merits and benefits of ETF Shares with other products and are not used for purposes of marketing ETF Shares and (ii) for internal use by the Participant.
5. TITLE TO SECURITIES; RESTRICTED SHARES
The Participant represents on behalf of itself and any party for which it acts that upon delivery of a portfolio of Deposit Securities to the Custodian the Fund will acquire good and unencumbered title to such securities, free and clear of all liens, restrictions, charges, and encumbrances, and not subject to any adverse claims, including without limitation any restrictions upon the sale or transfer of such securities imposed by (i) any agreement or arrangement entered into by the

Participant or any party for which it is acting in connection with a Purchase Order; or (ii) any provision of the 1933 Act, and any regulations thereunder (except that portfolio securities of issuers other than U.S. issuers shall not be required to have been registered under the 1933 Act if exempt from such registration), or of the applicable laws or regulations of any other applicable jurisdiction. In particular, the Participant represents on behalf of itself and any party for which it acts that no such securities are “restricted securities” as such term is used in Rule 144(a)(3)(i) under the 1933 Act.
6. CASH COMPONENT
The Participant hereby agrees that in connection with a Purchase Order, whether for itself or any party for which it acts, it will make available to the issuing Fund in same day funds for each purchase of ETF Shares an amount of cash sufficient to pay the Cash Component. Payment of the Cash Component shall be made through DTC to an account maintained by the Custodian at JPMorgan Chase Bank, New York City, and shall be provided in same day or immediately available funds on or before the settlement date (“Contractual Settlement Date”). The Participant hereby agrees to ensure that the Cash Component will be received by the issuing Fund on or before the Contractual Settlement Date, and in the event payment of such Cash Component has not been made by such Contractual Settlement Date, the Participant agrees on behalf of itself or any party for which it acts in connection with a Purchase Order to pay the amount of the Cash Component, plus interest, computed at such reasonable rate as may be specified by the Fund from time to time. The Participant shall be liable to the Custodian and/or the Fund for any amounts advanced by the Custodian in its sole discretion to the Participant for payment of the amounts due and owing for the Cash Component. Computation of the Cash Component shall exclude any taxes, duties or other fees and expenses payable upon the transfer of beneficial ownership of the Deposit Securities, which shall be the sole responsibility of the Participant and not the Trust.
7. ROLE OF PARTICIPANT
(a) The Participant acknowledges and agrees that for all purposes of this Agreement, the Participant will be deemed to be an independent contractor, and will have no authority to act as agent for the Funds or the Distributor in any matter or in any respect. The Participant agrees to make itself and its employees available, upon request, during normal business hours to consult with the Funds or the Distributor or their designees concerning the performance of the Participant’s responsibilities under this Agreement.

(b) The Participant agrees as a DTC Participant and in connection with any purchase or redemption transactions in which it acts on behalf of a third party, that it shall extend to such party all of the rights, and shall be bound by all of the obligations, of a DTC Participant in addition to any obligations that it undertakes hereunder or in accordance with the Prospectus.
(c) The Participant agrees to maintain all books and records of all sales of ETF Shares made by or through it pursuant to its obligations under the federal Securities laws and to furnish copies of such records to the Fund or the Distributor upon the request of the Fund or the Distributor.
(d) The Participant represents that from time to time it may be a beneficial owner of ETF Shares. To the extent that it is a beneficial owner of ETF Shares, the Participant agrees to irrevocably appoint Distributor as its attorney and proxy with full authorization and power to vote (or abstain from voting) its beneficially owned shares. The Distributor intends to vote (or abstain from voting) the Participant’s beneficially owned shares in the same proportion as the votes (or abstentions) of all other shareholders of the Fund on any matter submitted to the vote of shareholders of the Fund or Trust. The Distributor, as attorney and proxy for Participant under this Paragraph, (i) is hereby given full power of substitution and revocation; (ii) may act through such agents, nominees, or attorneys as it may appoint from time to time; (iii) may provide voting instructions to such agents, nominees, or substitute attorneys. Distributor may terminate this irrevocable proxy within sixty (60) days written notice to the Participant.
(e) The Participant understands that under the terms of NYSE Arca Equities Rule 5.2(j)(3) Investment Company Units Listing Standards, NYSE Arca, Inc. requires that members, including Equity Permit Holders and Market Makers, provide to all purchasers of ETF Shares a written description of the terms and characteristics of such securities, in a form prepared by the open-end management investment company issuing such securities, not later than the time a confirmation of the first transaction in such series is delivered to such purchaser. In addition, members shall include a written description with any sales material relating to ETF Shares that is provided to customers or the public. Any other written materials provided by a member to customers or the public making specific reference to a Fund of the Trust as an investment vehicle must include a statement in substantially the following form: “A circular describing the terms and characteristics of [ETF Shares] has been prepared by Ziegler Exchange Traded Trust NYSE Arca Tech 100 ETF and is available from your broker or NYSE Arca, Inc. It is recommended that you obtain and review such circular before purchasing ETF Shares. In addition, upon request you may obtain from your broker a prospectus for ETF Shares.” Such other written materials provided by a member to customers or the public shall include all other necessary and appropriate disclosures. A Participant who is a NYSE Arca, Inc. member who is carrying an omnibus account for a non-member broker-dealer is required, if appropriate, to inform such non-member that the execution of an order to purchase ETF Shares for such omnibus account will be deemed to constitute agreement by the non-member to make such written description available to its customers on the same terms as are directly applicable to members under this Rule.
(f) The Participant affirms that it maintains procedures that are reasonably designed to safeguard non-public personal consumer/customer financial information to the extent required by applicable law, rule and regulation.
(g) The Participant further represents that its anti-money laundering program is maintained consistent with all applicable federal laws, rules and regulations, including the USA Patriot Act and rules promulgated by the SEC.
8. AUTHORIZED PERSONS OF THE PARTICIPANT
(a) Concurrently with the execution of this Agreement and from time to time thereafter as may be requested by the Funds, the Participant shall deliver to the Funds, with copies to the Index Receipt Agent, a certificate in a form approved by the Funds (see Annex III hereto), duly certified as appropriate by the Participant’s Secretary or other duly authorized official, setting forth the names and signatures of all persons authorized to give instructions relating to any activity contemplated hereby or any other notice, request, or instruction on behalf of the Participant (each an “Authorized Person”). Such certificate may be accepted and relied upon by the Distributor and the Funds as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until delivery to the Funds of a superseding certificate. Upon the termination or revocation of authority of such Authorized Person by the Participant, the Participant shall give immediate written notice of such fact to the Funds with copy to the Index Receipt Agent and such notice shall be effective upon receipt by the Funds.

(b) The Funds shall issue to the Participant a unique personal identification number (“PIN Number”) by which the Participant shall be identified and instructions issued by the Participant hereunder shall be authenticated. The PIN Number shall be kept confidential and provided to Authorized Persons only. If the Participant’s PIN Number is changed, the new PIN Number will become effective on a date mutually agreed upon by the Participant and the Distributor. If for some reason, the Participant’s PIN number is compromised, the Participant shall contact the fund immediately in order for a new one to be issued. (SEI generates PIN#).
(c) The Distributor shall assume that all instructions issued to it using the Participant’s PIN Number have been properly placed, unless the Distributor has actual knowledge to the contrary or the Participant has revoked its PIN Number. The Distributor shall not verify that an Order is being placed by or on behalf of the Participant. The Participant agrees that the Distributor, the Index Receipt Agent and the Trust shall not be liable, absent fraud or willful misconduct, for losses incurred by the Participant as a result of unauthorized use of the Participant’s PIN Number, unless the Participant previously submitted written notice to revoke its PIN Number.
9. REDEMPTIONS
(a) The Participant understands and agrees that Redemption Orders may be submitted only on days that the Trust is open for business, as requires by Section 22(e) of the Investment Company Act of 1940.
(b) The Participant represents and warrants that it will not attempt to place a Redemption Order for the purpose of redeeming any Creation Unit of ETF Shares of any Fund unless it first ascertains that it or its customer, as the case may be, owns outright or has full legal authority and legal and beneficial right to tender for redemption the requisite number of the Fund’s ETF Shares and to the entire proceeds of the redemption, and that such ETF Shares have not been loaned or pledged to another party and are not the subject of a repurchase agreement, securities lending agreement, or any other agreement that would preclude the delivery of such ETF Shares to the Fund.

(c) The Participant understands that ETF Shares of any Fund may be redeemed only when one or more Creation Units of ETF Shares of a Beneficial Owner are held in the account of a single Participant.
(d) Notwithstanding anything to the contrary in this Agreement or the Prospectus, the Participant understands and agrees that residents of Australia and New Zealand, and potentially other countries, are entitled to receive only cash upon redemption of a Creation Unit of ETF Shares. Accordingly, the Participant may be required to confirm that any request it submits for an in-kind redemption has not been submitted on behalf of a Beneficial Owner who is a resident of a country requiring that all redemptions be made in cash.
10. COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 351
(a) The Participant represents and warrants that, based upon the number of outstanding ETF Shares of any particular Fund, it does not, and will not in the future, hold for the account of any single Beneficial Owner, or group of related Beneficial Owners, 80 percent or more of the currently outstanding ETF Shares of such Fund, so as to cause the Fund to have a basis in the portfolio securities deposited with the Fund different from the market value of such portfolio securities on the date of such deposit, pursuant to section 351 of the Internal Revenue Code of 1986, as amended.
(b) The Participant agrees that the confirmation relating to any order for one or more Creation Units of ETF Shares of a Fund shall state as follows: “Purchaser represents and warrants that, after giving effect to the purchase of ETF Shares to which this confirmation relates, it will not hold 80% or more of the outstanding ETF Shares of the issuing Fund and will not treat such purchase as eligible for tax-free treatment under Section 351 of the Internal Revenue Code of 1986, as amended. If purchaser is a dealer, it agrees to deliver similar written confirmations to any person purchasing from it any of the ETF Shares to which this confirmation relates.”
(c) A Fund and its Index Receipt Agent and Distributor shall have the right to require, as a condition to the acceptance of a deposit of Deposit Securities, information from the Participant regarding ownership of the Fund’s ETF Shares by such Participant and its customers, and to rely thereon to the extent necessary to make a determination regarding ownership of 80 percent or more of the Fund’s currently outstanding ETF Shares by a Beneficial Owner.

11. OBLIGATIONS OF PARTICIPANT
(a) The Participant agrees to maintain records of all sales of Shares made by or through it and to furnish copies of such records to the Trust or the Distributor upon their reasonable request.
(b) The Participant affirms that it has procedures in place reasonably designed to protect the privacy of non-public personal consumer/customer financial information to the extent required by applicable law, rule and regulation.
(c) The Participant further represents that its anti-money laundering program (“AML Program”), at a minimum, (i) designates a compliance officer to administer and oversee the AML Program, (ii) provides ongoing employee training, (iii) includes an independent audit function to test the effectiveness of the AML Program, (iv) establishes internal policies, procedures, and controls that are tailored to its particular business, (v) includes a customer identification program consistent with the rules under section 326 of the USA Patriot Act, (vi) provides for the filing of all necessary anti-money laundering reports including, but not limited to, currency transaction reports and suspicious activity reports, (vii) provides for screening all new and existing customers against reports and suspicious activity reports, (vii) provides for screening all new and existing customers against the Office of Foreign Asset Control list and any other government list that is or becomes required under the USA Patriot Act, and (viii) allows for appropriate regulators to examine its anti-money laundering books and records. The Distributor shall verify the identity of each Authorized Participant and maintain identification verification and transactional records in accordance with the requirements of applicable laws and regulations aimed at the prevention and detection of money laundering and/or terrorism activities.
(d) The Participant represents and warrants that, during the term of this Agreement, it will not be an affiliated person of a fund, a promoter or a principal underwriter of a fund or an affiliated person of such persons, except under 2(a)(3)(A) or 2(a)(3)(C) of the Investment Company Act of 1940, as amended (the “1940 Act”) due to ownership of Shares.
(e) The Participant agrees that it will meet Distributor’s written creditworthiness standards at all times at which it performs activities pursuant to this Agreement and will inform the Distributor immediately should Participant not meet such standards. Participant agrees that it will be subject to various tests performed by Distributor to determine if the Participant is in compliance with the Distributor’s written creditworthiness standards and agrees to comply with all requests for information in order to permit the Distributor to perform such tests.
12. INDEMNIFICATION
Note: This paragraph shall survive the termination of this Agreement.
(a) The Participant hereby agrees to indemnify and hold harmless the Distributor, the Funds, the Index Receipt Agent, their respective subsidiaries, affiliates, directors, officers, employees, and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each an “Indemnified Party”), from and against any loss, liability, cost, or expense (including attorneys’ fees) incurred by such Indemnified Party as a result of (i) any breach by the Participant of any provision of this Agreement; (ii) any failure on the part of the Participant to perform any of its obligations set forth in the Agreement; (iii) any failure by the Participant to comply with applicable laws, including rules and regulations of self-regulatory organizations; (iv) actions of such Indemnified Party in reliance upon any instructions issued in accordance with Annex II or III (as each may be amended from time to time) reasonably believed by the Distributor and/or the Index Receipt Agent to be genuine and to have been given by the Participant; or (v) the Participant’s failure to complete a Purchase Order or Redemption Order that has been accepted. The Participant understands and agrees that the Funds as third party beneficiaries to this Agreement are entitled to proceed directly against the Participant in the event that the Participant fails to honor any of its obligations under this Agreement that benefit the Fund. The Distributor shall not be liable to the Participant for any damages arising out of mistakes or errors in data provided to the Distributor, or out of interruptions or delays of communications with the Indemnified Parties who are service providers to the Fund, nor is the Distributor liable for any action, representation, or solicitation made by the wholesalers of the Fund.
(b) The Distributor hereby agrees to indemnify and hold harmless the Participant and the Index Receipt Agent, their respective subsidiaries, affiliates, directors, officers, employees, and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each an “Indemnified Party”), from and against any loss, liability, cost, or expense (including attorneys’ fees) incurred by such Indemnified Party as a result of (i) any breach by the Distributor of any provision of this Agreement; (ii) any failure on the part of the Distributor to perform any of its obligations set forth in this

Agreement; (iii) any failure by the Distributor to comply with applicable laws, including rules and regulations of self-regulatory organizations; or (iv) actions of such Indemnified Party in reliance upon any representations made in accordance with Annex II and III (as each may be amended from time to time) reasonably believed by the Participant to be genuine and to have been given by the Distributor. The Participant shall not be liable to the Distributor for any damages arising out of mistakes or errors in data provided to the Participant, or out of interruptions or delays of communications with the Indemnified Parties who are service providers to the Fund, nor is the Participant liable for any action, representation, or solicitation made by the wholesalers of the Fund.
(c) Neither the Funds, the Distributor, or the Index Receipt Agent, or any person who controls such persons within the meaning of Section 15 of the 1933 Act, shall be liable to the Participant for any damages arising from any differences in performance between the Deposit Securities in a Portfolio Deposit and the Fund’s benchmark index.
13. INFORMATION ABOUT DEPOSIT SECURITIES
The Distributor will make available on each day that the Trust is open for business, through the facilities of the NSCC, the names and amounts of Deposit Securities to be included in the current Portfolio Deposit for each Fund.
14. RECEIPT OF PROSPECTUS BY PARTICIPANT
The Participant acknowledges receipt of the Prospectus and represents that it has reviewed that document (including the Statement of Additional Information incorporated therein) and understands the terms thereof.
15. CONSENT TO ELECTRONIC DELIVERY OF PROSPECTUS
As set forth in the Fund Prospectus, the Distributor may deliver electronically a single prospectus, annual or semi-annual report or other shareholder information (each, a “Shareholder Document”) to persons who have effectively consented to such electronic delivery. The Distributor will deliver Shareholder Documents electronically by sending consenting persons an e-mail message informing them that the applicable Shareholder Document has been posted and is available on the Fund’s website (www.NYSEArcaETF.com) and providing a hypertext link to the document. The electronic versions of the Shareholder Documents will be in PDF format and can be downloaded and printed using Adobe Acrobat.
By signing this Agreement, the Participant hereby consents to the foregoing electronic delivery of all Shareholder Documents to the e-mail address set forth on the signature page attached to this Agreement. The Participant further understands and agrees that unless such consent is revoked, the Participant can only obtain access to the Shareholder Documents from the Distributor electronically. The Participant can revoke the consent to electronic delivery of Shareholder Documents at anytime by providing written notice to the Distributor. The Participant agrees to maintain the e-mail address set forth on the signature page to this Agreement and further agrees to promptly notify the Distributor if its e-mail address changes. The Participant understands that it must have continuous Internet access to access all Shareholder Documents.
16. CONSENT TO RECORDING OF CONVERSATIONS
By signing this Agreement, the Participant acknowledges that certain telephone conversations between the Distributor and the Participant in connection with the placing of orders may be recorded, and the Participant hereby grants its consent to such recordings.
17. NOTICES
Except as otherwise specifically provided in this Agreement, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal delivery; by Federal Express; by registered or certified United States first class mail, return receipt requested; or by telex, telegram, facsimile, or similar means of same day delivery (with a confirming copy by mail). Unless otherwise notified in writing, all notices to the Fund shall be at the address or telephone, facsimile, or telex numbers indicated below the signature of the Distributor. All notices to the Participant, the Distributor, and the Index Receipt Agent shall be directed to the address or telephone, facsimile or telex numbers indicated below the signature line of such party.
18. EFFECTIVENESS, TERMINATION, AND AMENDMENT OF AGREEMENT
(a) This Agreement shall become effective five Business Days after execution and delivery to the Distributor upon notice by the Distributor to the

Authorized Participant. A “Business Day” shall mean each day the Trust is open for business.
(b) This Agreement may be terminated at any time by any party upon sixty days’ prior written notice to the other parties, and may be terminated earlier by the Fund or the Distributor at any time in the event of a breach by the Participant of any provision of this Agreement or the procedures described or incorporated herein. This Agreement will be binding on each parties’ successors and assigns, but the parties agree that neither party can assign its rights and obligations under this Agreement without the prior written consent of the other party.
(c) This Agreement may be amended by the Distributor from time to time without the consent of the Participant or Index Receipt Agent by the following procedure. The Distributor will deliver a copy of the amendment to the Participant and the Index Receipt Agent in accordance with paragraph 14 above. If neither the Participant or the Index Receipt Agent objects in writing to the amendment within five days after its receipt, the amendment will become part of this Agreement in accordance with its terms.
19. TRUST AS THIRD PARTY BENEFICIARY
The Participant and the Distributor understand and agree that the Trust as a third party beneficiary to this Agreement is entitled and intends to proceed directly against the Participant in the event that the Participant fails to honor any of its obligations pursuant to this Agreement that benefit the Trust.
20. INCORPORATION BY REFERENCE
The Participant acknowledges receipt of the Prospectus and AP Handbook, represents that it has reviewed such documents and understands the terms thereof, and further acknowledges that the procedures contained therein pertaining to the creation and redemption of Shares are incorporated herein by reference.
21. GOVERNING LAW
This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York.

22. COUNTERPARTS
This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.
IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the day and year written below.
DATED:
     Foreside Fund Services, LLC
     By:

Name:

Title:

Address: Two Portland Square

Portland, Maine 04101
Telephone:

Facsimile:

Telex:

     [Name of Participant]
     By:

Name:
Title:

Address:

Telephone:

Facsimile:

Telex:

     ACCEPTED BY:
     JPMORGAN CHASE BANK, as Index Receipt Agent
     By:

Name:

Title:

Address: Chase MetroTech Center
Brooklyn, New York 11245
Telephone:

Facsimile:

Telex:

ANNEX I
CREATION UNIT SIZE FOR ETF SHARES
Shares Per Creation Unit

FocusShares ISE HomeBuilders Index Fund
ETF	50,000 shares
FocusShares ISE SINdex Index Fund
ETF	50,000 shares
FocusShares ISE-CCM Homeland Security Index Fund
ETF	50,000 shares
FocusShares ISE-Revere Wal-Mart Supplier Index Fund
ETF	50,000 shares

ANNEX II
PROCEDURES FOR PROCESSING PURCHASE ORDERS AND
REDEMPTION ORDERS
The procedures set forth below are based upon and subject to each Fund’s then current Prospectus and Statement of Additional Information (the “Fund Documents”) and all applicable Exemptive Orders issued by the Securities & Exchange Commission (collectively with the Fund Documents, the “Regulatory Documents”). In the event that the term of any procedure described below conflicts with the term of any Regulatory Document or any applicable law or regulation, the term of such Regulatory Document, law or regulation supersede such procedure.
Purchase Orders for Creation Units Generally.
All purchase orders must be placed for one or more Creation Units. All orders to purchase Creation Units, whether through the CNS System of the NSCC (the “Clearing Process”) or outside the Clearing Process, must be received by Foreside Fund Services, LLC or its authorized agent (the “Distributor”) prior to the market close of business Eastern Time, or 3:00 p.m. Eastern Time in the case of nonconforming orders (or, with respect to nonconforming orders, one hour before the market closes on days on which the market closes prior to 4:00 p.m.), in each case on the date such order is placed in order for the creation of Creation Units to be effected based on the NAV of shares of the ETF as next determined on such date after receipt of the order in proper form. All rejected Orders must be re-submitted on the next business day. The date on which an order to purchase Creation Units (or an order to redeem Creation Units as discussed below) is placed is referred to as the “Transmittal Date.”
Purchase Orders must be transmitted by an Authorized Participant by telephone or other transmission method acceptable to the Distributor pursuant to procedures set forth in the AP Handbook, a copy of which is provided to each Authorized Participant (see also “Purchasing Through the Clearing Process” and “Purchasing Outside the Clearing Process” below). Severe economic or market disruption or changes, or telephone or other communications failure may impede the ability to reach the Distributor or an Authorized Participant.
Those placing orders to purchase Creation Units through the Clearing Process should afford sufficient time to permit proper submission of the order to the

Distributor prior to 4:00 p.m. Eastern Time on the Transmittal Date. Orders of Creation Units effected outside the Clearing Process are likely to require transmittal by the DTC participant earlier on the Transmittal Date than orders effected using the Clearing Process. Those persons placing orders outside the Clearing Process should do so in a timely manner so as to ensure the delivery of both the Deposit Securities, through DTC, and the Balancing Amount, through the Federal Reserve Bank wire system to the Custodian, by 11:00 a.m. and 2:00 p.m. Eastern Time, respectively, on the next Business Day immediately following the Transmittal Date.
AS THE ORDER ENTRY PROCESS CAN TAKE SEVERAL MINUTES OR LONGER, DEPENDING UPON CALL VOLUME AND THE TYPE OF ORDER INVOLVED, PARTICIPANTS ARE URGED TO PLACE PURCHASE ORDERS AS EARLY IN THE DAY AS POSSIBLE, AS ORDERS INITIATED NEAR THE APPLICABLE CLOSING TIME MAY NOT BE PROCESSED IN TIME TO RECEIVE A BATCH NUMBER AND BE RECEIVED PRIOR TO THE CLOSING TIME.
Purchases Through the Clearing Process.
Each Authorized Participant authorizes the Distributor to transmit through the transfer agent to NSCC, on behalf of the Authorized Participant, such trade instructions as are necessary to effect the Authorized Participant’s purchase order. Pursuant to such trade instructions to NSCC, the Authorized Participant agrees to deliver the requisite Deposit Securities and the Balancing Amount to the ETF, together with such additional information as may be required by the Distributor. An order to purchase Creation Units through the Clearing Process is deemed received by the Distributor on the Transmittal Date if (i) such order is received by the Distributor prior to 4:00 p.m. Eastern Time on such Transmittal Date (or prior to the time the market closes on days on which the market closes prior to 4:00 p.m.); and (ii) all other procedures set forth in this Participant Agreement are properly followed. The delivery of Creation Units so purchased will occur not later than the third (3rd) Business Day following the day on which the purchase order is deemed received by the Distributor. In the event that an Authorized Participant purchases or redeems Creation Units of the ETF on the same Transmittal Date, the

ETF reserves the right to settle these transactions on a net basis.
Purchases Outside the Clearing Process.
An Authorized Participant who wishes to place an order to purchase Creation Units outside the Clearing Process must state that it is not using the Clearing Process and that the purchase of Creation Units will instead be effected through a transfer of securities and cash directly through DTC and the ETF’s Custodian. The Portfolio Deposit transfer must be ordered by the DTC participant on the Transmittal Date in a timely fashion so as to ensure the delivery of the requisite number of Deposit Securities through DTC to the account of the ETF by no later than 11:00 a.m. Eastern Time of the next Business Day immediately following the Transmittal Date. In the event that an Authorized Participant purchases or redeems Creation Units of the ETF on the same Transmittal Date, the ETF reserves the right to settle these transactions on a net basis.
All questions as to the number of Deposit Securities to be delivered, and the validity, form and eligibility (including time of receipt) for the deposit of any tendered securities, will be determined by the ETF, whose determination shall be final and binding. The amount of cash equal to the Balancing Amount must be transferred directly to the ETF’s Custodian through the Federal Reserve Bank wire transfer system in a timely manner so as to be received by the ETF’s Custodian no later than 2:00 p.m. Eastern Time on the next Business Day immediately following such Transmittal Date. An order to purchase Creation Units outside the Clearing Process is deemed received by the Distributor on the Transmittal Date if (i) such order is received by the Distributor prior to 3:00 p.m. Eastern Time on such Transmittal Date (or one hour prior to the market close on days on which the market closes prior to 4:00p.m.); and (ii) all other procedures set forth in this Participant Agreement are properly followed. However, if the ETF’s Custodian does not receive both the required Deposit Securities and the Balancing Amount by 11:00 a.m. and 2:00 p.m., respectively, on the next Business Day immediately following the Transmittal Date, such order will be deemed not in proper form and canceled. Upon written notice to the Distributor, such canceled order may be resubmitted the following Business Day using a Portfolio Deposit as newly constituted to reflect the next calculated NAV of the ETF. The delivery of Creation Units so purchased will occur not later than the third (3rd) Business Day following the day on which the purchase order is deemed received by the Distributor.
Creation Units may be created in advance of receipt by the ETF of all or a portion of the applicable Deposit Securities as described below. In these circumstances,

the initial deposit will have a value greater than the NAV of the shares on the date the order is placed in proper form since, in addition to available Deposit Securities, cash must be deposited in an amount equal to the sum of (i) the Balancing Amount; plus (ii) 115% of the market value of the undelivered Deposit Securities (the “Additional Cash Deposit”). The order shall be deemed to be received on the Business Day on which the order is placed provided that the order is placed in proper form prior to 3:00 p.m. Eastern Time on such date and federal funds in the appropriate amount are deposited with the ETF’s Custodian by 11:00 a.m. Eastern Time the following Business Day. If the order is not placed in proper form by 3:00 p.m. or federal funds in the appropriate amount are not received by 11:00 a.m. the next Business Day, then the order may be deemed to be rejected and the Authorized Participant shall be liable to the ETF for losses, if any, resulting therefrom. An additional amount of cash shall be required to be deposited with the ETF pending delivery of the missing Deposit Securities to the extent necessary to maintain the Additional Cash Deposit with the ETF in an amount at least equal to 115% of the daily mark-to-market value of the missing Deposit Securities. To the extent that missing Deposit Securities are not received by 11:00 a.m. Eastern Time on the third (3rd) Business Day following the day on which the purchase order is deemed received by the Distributor or in the event a mark-to-market payment is not made within one Business Day following notification by the Distributor that such a payment is required, the ETF may use the cash on deposit to purchase the missing Deposit Securities. Authorized Participants will be liable to the ETF for the costs incurred by the ETF in connection with any such purchases. These costs will be deemed to include the amount by which the actual purchase price of the Deposit Securities exceeds the market value of such Deposit Securities on the day the purchase order was deemed received by the Distributor plus the brokerage and related transaction costs associated with such purchases. The ETF will return any unused portion of the Additional Cash Deposit once all of the missing Deposit Securities have been properly received by the Distributor or purchased by the ETF and deposited into the ETF. In addition, a transaction fee of $1,000 will be charged in all cases, as well as an additional fee of $3,000. The delivery of Creation Units so purchased will occur no later than the third (3rd) Business Day following the day on which the purchase order is deemed received by the Distributor.
Rejection of Purchase Orders.
The Trust, on behalf of the ETF, reserves the absolute right to reject a purchase order transmitted to it by the Distributor if (i) the order is not in proper form; (ii)

the investor(s), upon obtaining the shares ordered, would own 80% or more of the currently outstanding shares of the ETF; (iii) the Deposit Securities delivered are not as disseminated through the facilities of NSCC for that date by the Distributor, as described above; (iv) acceptance of the Deposit Securities would have certain adverse tax consequences to the ETF; (v) acceptance of the Portfolio Deposit would, in the opinion of counsel, be unlawful; (vi) acceptance of the Portfolio Deposit would otherwise, in the discretion of the Trust or the Advisor, have an adverse effect on the ETF or the rights of Beneficial Owners; or (vii) in the event that circumstances outside the control of the Trust, the ETF, the Advisor, the Distributor and the transfer agent make it impractical to process creation orders. Examples of such circumstances include acts of God; public service or utility problems such as fires, floods, extreme weather conditions and power outages resulting in telephone, telecopy and computer failures; market conditions or activities causing trading halts; systems failures involving computer or other information systems affecting the Trust, the ETF, the Advisor, the Distributor, DTC, NSCC, the transfer agent or any other participant in the purchase process, and similar extraordinary events. The ETF has the right to require information to determine beneficial share ownership for purposes of (ii) above should it so choose or to rely on a certification from a broker-dealer who is a member of the NASD as to the cost basis of Deposit Securities. The Distributor shall notify a prospective purchaser of a Creation Unit and/or the Authorized Participant acting on the purchaser’s behalf, of its rejection of the purchaser’s order. The Trust, the ETF, the transfer agent, the Custodian and the Distributor are under no duty, however, to give notification of any defects or irregularities in the delivery of a Portfolio Deposit, nor shall any of them incur any liability for the failure to give any such notification.
Transaction Fees on Purchases of Creation Units.
A fixed transaction fee of $1,000 is applicable to each purchase, regardless of the number of Creation Units purchased. An additional transaction charge of $3,000 will be imposed for purchases effected outside the Clearing Process, which would include purchases of Creation Units for cash and in-kind purchases where the investor is allowed to substitute cash in lieu of depositing a portion of the Deposit Securities. Accordingly, the maximum transaction fee charge may be $4,000. Purchasers of shares in Creation Units are responsible for the costs of transferring the securities constituting the Deposit Securities to the account of the ETF. The transaction fees are charged to cover the estimated costs associated with the issuance of Creation Units.

Redemption of Creation Units Generally.
Shares may be redeemed only in Creation Units at their NAV next determined after receipt of a redemption request in proper form by the ETF through the Distributor and only on a Business Day. The ETF will not redeem shares in amounts less than Creation Unit-size aggregations. Beneficial Owners must accumulate enough shares in the secondary market to constitute a Creation Unit in order to have such shares redeemed by the ETF.
Redemption Orders must be transmitted by an Authorized Participant by telephone or other transmission method acceptable to the Distributor pursuant to procedures set forth in the AP Handbook, (see also “Redemption Through the Clearing Process” and “Redemption Outside the Clearing Process” below). Severe economic or market disruption or changes, or telephone or other communications failure may impede the ability to reach the Distributor or an Authorized Participant.
The Advisor through NSCC makes available prior to the opening of trading on the NYSE Arca Marketplace (currently 4:00 a.m. Eastern Time) on each Business Day, the identity of the basket of securities (the “Fund Securities”) that will be applicable (subject to possible amendment or correction) to redemption requests received in proper form (as defined below) on that day. Fund Securities received on redemption may not be identical to Deposit Securities that are applicable to purchases of Creation Units.
AS THE ORDER ENTRY PROCESS CAN TAKE SEVERAL MINUTES OR LONGER, DEPENDING UPON CALL VOLUME AND THE TYPE OF ORDER INVOLVED, PARTICIPANTS ARE URGED TO PLACE REDEMPTION ORDERS AS EARLY IN THE DAY AS POSSIBLE, AS ORDERS INITIATED NEAR THE APPLICABLE CLOSING TIME MAY NOT BE PROCESSED IN TIME TO RECEIVE A BATCH NUMBER AND BE RECEIVED PRIOR TO THE CLOSING TIME.
Unless cash redemptions are available or specified for the ETF, the redemption proceeds for a Creation Unit generally consists of Fund Securities — as announced by the Advisor on the Business Day of the request for redemption received in proper form — plus cash in an amount equal to the difference between the NAV of the shares being redeemed, as next determined after a receipt of the request in proper form, and the value of the Fund Securities (the “Cash Redemption

Amount”), less a redemption transaction fee as listed below. In the event that the Fund Securities have a value greater than the NAV of the shares, a compensating cash payment equal to the differential is required to be made by or through an Authorized Participant by the redeeming shareholder.
As permitted by federal securities laws, the right of redemption may be suspended or the date of payment postponed with respect to the ETF (i) for any period during which The NYSE is closed (other than the customary weekend and holiday closings); (ii) for any period during which trading on NYSE is suspended or restricted; (iii) for any period during which an emergency exists as a result of which disposal of the shares or determination of the ETF’s NAV is not reasonably practicable; or (iv) in such other circumstances as is permitted by the SEC.
Redemption Through the Clearing Process.
An order to redeem Creation Units using the Clearing Process is deemed received on the Transmittal Date if (i) such order is received in proper form by the Distributor prior to 4:00 p.m. Eastern Time on such Transmittal Date (or prior to the market close on days on which the market closes prior to 4:00 p.m.); and (ii) all other procedures set forth in this Participant Agreement are properly followed, such order will be effected based on the NAV of the ETF as next determined. An order to redeem Creation Units using the Clearing Process made in proper form but received by the ETF after 4:00 p.m. Eastern Time (or after the market closes if the market closes prior to 4:00 p.m.) will be deemed received on the next Business Day immediately following the Transmittal Date and will be effected at the NAV next determined on such Business Day. The requisite Fund Securities and the Cash Redemption Amount will be transferred by the third (3rd) Business Day following the date on which such request for redemption is deemed received, which in no event shall be more than seven (7) days after such request for redemption. In the event that an Authorized Participant purchases or redeems Creation Units of the ETF on the same Transmittal Date, the ETF reserves the right to sETFle these transactions on a net basis.

Redemptions Outside the Clearing Process.
An Authorized Participant who wishes to place an order for redemption of Creation Units to be effected outside the Clearing Process must state that it is not using the Clearing Process and that redemption of Creation Units will instead be effected through a transfer of shares directly through DTC. An order to redeem Creation Units outside the Clearing Process is deemed received by the ETF on the Transmittal Date if (i) such order is received in proper form by the Distributor prior to 3:00 p.m. Eastern Time on such Transmittal Date (or one hour prior to the market close if the market closes before 4:00 p.m.); (ii) such order is accompanied or followed by the requisite number of shares of the ETF and the Cash Redemption Amount specified in such order, which delivery must be made through DTC to the ETF’s Custodian no later than 11:00 a.m., for the shares, and 2:00 p.m., for the Cash Redemption Amount Eastern Time on the next Business Day following such Transmittal Date (the “DTC Cut-Off Time”); and (iii) all other procedures set forth in this Participant Agreement are properly followed. The requisite Fund Securities and the Cash Redemption Amount will be transferred by the third (3rd) Business Day following the date on which such request for redemption is deemed received, which in no event shall be more than seven (7) days after such request for redemption. In the event that an Authorized Participant purchases or redeems Creation Units of the ETF on the same Transmittal Date, the ETF reserves the right to sETFle these transactions on a net basis.
In the event the Authorized Participant has submitted a redemption request in proper form but is unable to transfer all or part of the Creation Units to be redeemed by the Distributor, on behalf of the ETF, at or prior to the time required above on the date such redemption request is submitted, the Distributor will nonetheless accept the redemption request in reliance on the undertaking by the Authorized Participant to deliver the missing ETF shares as soon as possible, which undertaking shall be secured by the Authorized Participant’s delivery and maintenance of collateral consisting of cash having a value (mark-to-market daily) at least equal to 115% of the value of the missing ETF shares. The current procedures for collateralization of missing shares require, among other things, that any cash collateral shall be in the form of U.S. dollars in immediately available funds and shall be held by the ETF and mark-to-market daily, and that the fees of the ETF and any sub-custodians in respect of the delivery, maintenance and redelivery of the cash collateral shall be payable by the Authorized Participant. The Authorized Participant agrees that the ETF may purchase the missing ETF shares or acquire the Deposit Securities and the Balancing Amount underlying such share at any time and will subject the Authorized Participant to liability for any shortfall between the cost to the ETF of purchasing such shares, Deposit Securities or Balancing Amount and the value of the collateral.

The calculation of the value of the Fund Securities and the Cash Redemption Amount to be delivered upon redemption will be made by the Custodian according to the procedures set forth in the ETF’s prospectus computed on the Business Day on which a redemption order is deemed received by the Distributor. Therefore, if a conforming redemption order in proper form is submitted to the Distributor by a DTC participant prior to 4:00 p.m. Eastern Time, or 3:00 p.m. Eastern Time in the case of nonconforming orders, on the Transmittal Date, and the requisite number of shares of the ETF are delivered to the ETF’s Custodian prior to the DTC Cut-Off Time, then the value of the Fund Securities and the Cash Redemption Amount to be delivered will be determined by the Custodian on such Transmittal Date. If, however, a conforming redemption order is submitted to the Distributor by an Authorized Participant prior to 4:00 p.m. Eastern Time on the Transmittal Date (or prior to the time the market closes if the market closes prior to 4:00 p.m.) but either (i) the requisite number of shares of the ETF and the Cash Redemption Amount are not delivered by the DTC Cut-Off Time as described above on the next Business Day following the Transmittal Date; or (ii) the redemption order is not submitted in proper form, then the redemption order will not be deemed received as of the Transmittal Date. In such case, the value of the Fund Securities and the Cash Redemption Amount to be delivered will be computed on the Business Day that such order is deemed received by the Distributor (i.e., the Business Day on which the shares of the ETF are delivered through DTC to the Custodian by the DTC Cut-Off Time on such Business Day pursuant to a properly submitted redemption order).
If it is not possible to effect deliveries of the Fund Securities, the ETF may in its discretion exercise its option to redeem such shares in cash, and the redeeming Beneficial Owner will be required to receive its redemption proceeds in cash. In such a case, the investor will receive a cash payment equal to the NAV of its shares based on the NAV of shares of the ETF next determined after the redemption request is received in proper form (minus a redemption transaction fee and additional charge for requested cash redemptions specified above, to offset the ETF’s brokerage and other transaction costs associated with the disposition of Fund Securities).
Redemption of shares for Fund Securities will be subject to compliance with applicable federal and state securities laws and the ETF (whether or not it otherwise permits cash redemptions) reserves the right to redeem Creation Units for cash to the extent that the ETF could not lawfully deliver specific Fund Securities upon redemptions or could not do so without first registering the Fund

Securities under such laws. An Authorized Participant or a Beneficial Owner for which it is acting subject to a legal restriction with respect to a particular stock included in the Fund Securities is applicable to the redemption of a Creation Unit may be paid an equivalent amount of cash.
Transaction Fees on Redemption of Creation Units.
A fixed transaction fee of $1,000 is applicable to each redemption, regardless of the number of Creation Units redeemed. An additional charge of $3,000 will be imposed for redemptions effected outside the Clearing Process, which would include cash redemptions. Accordingly, the maximum transaction fee charge may be $4,000. Investors will also bear the costs of transferring the Fund Securities from the ETF to their account or on their order. Investors who use the services of a broker or other such intermediary may be charged a fee for such services. The transaction fees are charged to cover the estimated costs associated with the redemption of Creation Units.
ANNEX III
FORM OF CERTIFIED AUTHORIZED PERSONS OF PARTICIPANT
The following are the names, titles and signatures of all persons (each an “Authorized Person”) authorized to give instructions relating to any activity contemplated by this Authorized Participant Agreement, or any other notices, request or instruction on behalf of Participant pursuant to this Authorized Participant Agreement.
For each Authorized Person:
Name:
Title:
Signature:
E-Mail Address:
Telephone:
Facsimile:

Name:
Title:
Signature:
E-Mail Address:
Telephone:
Facsimile:
The undersigned [name], [title], [company] does hereby certify that the persons listed above have been duly elected to the offices set forth beneath their names, that they presently hold such offices, that they have been duly authorized to act as Authorized Persons pursuant to the Authorized Participant Agreement by and among Foreside Fund Services, LLC and [Participant] dated [date] and that their signatures set forth above are their own true and genuine signatures.

By:

Date:

Name:
Title: [Participant’s] Secretary or Other Duly Authorized Officer